Exhibit 31.4

Certification of Principal Financial Officer of Globalstar, Inc.
Pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended

I, Rebecca S. Clary, certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Globalstar, Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	August 29, 2023

By:	/s/ Rebecca S. Clary
Rebecca S. Clary Chief Financial Officer (Principal Financial Officer)